Exhibit 5.1

[LETTERHEAD OF BAKER & MCKENZIE ]

April 30, 2018

ASE Industrial Holding Co., Ltd.

26 Chin Third Road

Nantze Export Processing Zone

Nantze

Kaohsiung, Taiwan

Republic of China

Re: Registration Statement on Form S-8 of Advanced Semiconductor Engineering, Inc.

Ladies and Gentlemen:

We act as the special Republic of China (the “ROC”) counsel to you, ASE Industrial Holding Co., Ltd. (“you” or the “Company”) in connection with your filing with the United States Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”) on April 30, 2018 for the registration of the issuance of a certain number of shares of common stock, par value NT$10 per share, of the Company (the “New Shares”) by assumption of the outstanding employee stock options issued by Advanced Semiconductor Engineering, Inc. (the “ASE”) under the ASE 2015 Employee Stock Option Plan (the “ESOP”).

In rendering this opinion, we have examined the originals or copies of the following documents:

(i)	the resolution made at the promoters’ meeting of the Company (also the extraordinary general meeting of shareholders of ASE) held on February 12, 2018 and the resolution made at the meeting of the board of directors of the Company held on April 30, 2018 (collectively, the “Resolutions”),

(ii)	the Articles of Incorporation as made on February 12, 2018 and the corporate registration card dated April 30, 2018 of the Company,

(iii)	the public records of the Company made available at the website of the ROC Ministry of Economic Affairs (“MOEA”) on April 30, 2018,

(iv)	Registration Statement, which constitutes a prospectus of the Company under the Securities Act, with respect to the general description of the ESOP, and

(v)	the certificate issued by the Company to us dated April 30, 2018.

We have also examined the relevant laws and regulations of the ROC and originals or copies of such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. During our review of the above documents, we have (i) relied on such statements as to factual matters made in the Resolutions, (ii) assumed that all documents we received from the Company are final documents, as may be amended or supplemented prior to the date that New Shares are issued, and (iii) made such investigation as we have deemed necessary as a basis for the opinions hereinafter expressed.

To the extent that the obligations of the Company under the Resolutions may be dependent upon such matters, we have assumed for purposes of this opinion that (i) your corporate registration is not subject to cancellation or revocation as a result of having submitted forged or altered documents in your application for registration of its company incorporation, (ii) your public records made available at the website of the MOEA are a full, current and correct record of the corporate status of you at the time of our search, (iii) all factual statements made in the documents submitted to us are correct and complete and that such documents are not void and have not been amended, superseded, revoked or revised in any manner, and (iv) the minutes of the Resolutions are the full records of resolutions passed at meetings duly convened and held by the shareholders or the board of the directors of the Company, as the case may be.

In our examination, we have assumed the genuineness of the signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of all individuals executing those documents.

We are opining herein as to the effect on the subject transaction only of the present laws and regulations of the ROC, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Based upon the foregoing, and subject to the assumptions and qualifications herein contained, we are of the opinion that, as of the date hereof:

(1)   the Company has been duly incorporated and is validly existing under the laws of the ROC as a company limited by shares; and

(2)   the New Shares (initially in the form of the certificate of payment) have been duly authorized and, when delivered to and paid for by the persons who have subscribed for such New Shares under the ESOP, will be validly issued, fully paid and non-assessable. For the purposes of this opinion, the term “non-assessable” in relation to shares of capital stock of the Company under ROC law means that no calls for further payment can be made upon such capital stock or upon any holders of such capital stock solely by reason of their ownership thereof.

Our opinion is subject to the qualification that:

(i)	The exercise of any rights may not be repugnant to public interests or have a primary purpose to harm another person, and that rights must be exercised in good faith.

(ii)	No liability arising from a willful act or gross negligence may be disclaimed in advance.

(iii)	Enforcement of rights for claims in relation to the subscription rights under the ESOP and Resolutions is subject to applicable statutes of limitations under the laws of the ROC.

(iv)	Under the Code of Civil Procedure, a party to the litigation has the right to dispute at the oral proceeding the fact alleged by the opposing party, and the court has discretionary power to admit or rule out the evidence. Any determination, certificate or other matters stated in the Resolutions to be conclusive may, nevertheless, be subject to review by the court.

(v)	The exercise of any rights may be limited by laws relating to reasonableness, good faith, public order and good morals and the limitation of actions, and failure to exercise any right may constitute a waiver of that right against all obligors.

(vi)	Judgment on a claim in relation to the subscription rights under the ESOP; the New Shares or the Resolutions may be rendered in United States dollars but such judgment may be satisfied by the payment of an amount in New Taiwan Dollars equivalent to the amount of the judgment (determined on the date of satisfaction of the judgment).

(vii)	The Company is required to obtain the approval of the Central Bank of the Republic of China (Taiwan) at the time conversion is sought in order to convert New Taiwan Dollars in the equivalent of more than US$50,000,000 into foreign currency in any year.

Our opinion is rendered as of the date hereof based on the ROC laws and the facts existing on the date hereof. We express no opinion on any issue relating to the ROC tax consequences in relation to the subscription rights under the ESOP and New Shares other than those set forth in the Registration Statement and herein. Our opinion does not address any non-ROC tax consequences that may result from the transactions described in the Registration Statement. An opinion of counsel is not binding on the ROC tax authorities or the courts, and there can be no assurance that the ROC tax authorities or a court will not take a contrary position or that such contrary position will not be upheld.

Whenever a statement or opinion herein with respect to the existence or absence of facts is indicated to be based on “our knowledge” or a similar phrase, it is intended to indicate to signify that attorneys in our office who have devoted substantive attention to this matter have acquired actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the accuracy of any such statement or opinion, and no inference that we have any knowledge of any matters bearing on the accuracy of such statement or opinion should be drawn from our representation of the Company.

This opinion is rendered only to the Company and is solely for benefit of the Company in connection with the transaction contemplated by the Form S-8. Except for being furnished to the respective officers and employees of the Company, this opinion may not be relied upon by the Company for any other purpose, or furnished to, quoted to, relied upon, or otherwise referred to by any other person, firm or corporation for any purpose, without our express prior written consent, save to the extent required to be disclosed by law or any regulatory or governmental authority or any court, provided that such disclosure does not entitle the recipients to rely on this opinion.

Subject to the qualification hereof, we hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of person whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

This opinion is given by the Taipei office of Baker & McKenzie (國際通商法律事務所), a Taiwanese partnership, and not on behalf of any other member or affiliated firm of Baker & McKenzie, a Swiss Verein.

Very truly yours, /s/ Baker & McKenzie, Taipei Baker & McKenzie, Taipei